Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER 2017 FINANCIAL RESULTS

-Industrial Generates Record Annual Revenue of $792 Million; Doubles Operating Profit in 2017-
-France Delivers Fourth Consecutive Year of Double Digit Organic Revenue Growth and Strong Profitability in 2017-
-Systemax Board Increases Quarterly Dividend to $0.11-

PORT WASHINGTON, NY, February 27, 2018 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter and year ended December 31, 2017.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results**	2017	2016	2017	2016
Net sales	$330.6	$295.6	$1,265.4	$1,170.3
Gross profit	$88.5	$78.3	$351.4	$307.9
Gross margin***	26.8%	26.5%	27.8%	26.3%
Operating income	$19.2	$16.1	$71.3	$27.7
Operating margin	5.8%	5.4%	5.6%	2.4%
Net income from continuing operations	$32.4	$11.5	$76.1	$16.9
Net income per diluted share from continuing operations	$0.85	$0.31	$2.02	$0.45
Net income (loss) from discontinued operations	$1.4	$(13.6)	$(35.7)	$(49.5)
Net income (loss) per diluted share from discontinued operations	$0.04	$(0.37)	$(0.96)	$(1.33)
Non-GAAP Results**
Net sales	$330.6	$294.8	$1,265.4	$1,132.8
Gross profit	$88.5	$77.7	$351.4	$303.0
Gross margin***	26.8%	26.4%	27.8%	26.7%
Operating income	$20.0	$13.7	$75.1	$35.9
Operating margin	6.0%	4.6%	5.9%	3.2%
Net income from continuing operations	$12.9	$8.7	$48.7	$22.4
Net income per diluted share from continuing operations	$0.34	$0.23	$1.30	$0.60
Net income (loss) from discontinued operations	$2.2	$(10.8)	$(35.9)	$(55.7)
Net income (loss) per diluted share from discontinued operations	$0.06	$(0.29)	$(0.95)	$(1.50)

GAAP Fourth Quarter 2017 Financial Summary:

•	Consolidated sales increased 11.8% to $330.6 million in U.S. dollars. On a constant currency basis, average daily sales increased 8.7%.

•	Industrial Products Group (“IPG”) sales grew 10.6% to $194.5 million in U.S. dollars. On a constant currency basis, average daily sales increased 10.4%.

•
European Technology Products Group (“ETG”), comprising France and the divested German business, sales increased 14.4% to $136.1 million in U.S. dollars. On a constant currency basis, average daily sales increased 6.0%.

•	Consolidated operating income grew 19.3% to $19.2 million.

•
Net income per diluted share from continuing operations grew to $0.85. The net tax benefit from continuing operations for the quarter includes tax expense on pretax income, provisional repatriation tax under U.S. tax reform and tax expense related to the remeasurement of U.S. deferred tax assets resulting from the rate change under U.S. tax reform. These expenses were offset primarily by the utilization of net operating losses and the reversal in the U.S. of valuation allowances against the Company's federal and certain state deferred tax assets.

Non-GAAP Fourth Quarter 2017 Continuing Operations Financial Summary:

•	Consolidated sales (comprising IPG and France) increased 12.1% to $330.6 million in U.S. dollars. On a constant currency basis, average daily sales increased 8.7%.

•	IPG sales increased 10.6% to $194.5 million in U.S. dollars. On a constant currency basis, average daily sales increased 10.4%.

•	France sales increased 14.4% to $136.1 million in U.S. dollars. On a constant currency basis, average daily sales increased 6.0%.

•	Consolidated operating income grew 46.0% to $20.0 million.

•	Net income per diluted share from continuing operations grew to $0.34.

GAAP Full Year 2017 Financial Summary:

•	Consolidated sales increased 8.1% to $1,265.4 million in U.S. dollars. On a constant currency basis, average daily sales increased 8.2%.

•	IPG sales increased 10.6% to $791.8 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.0%.

•	ETG sales increased 5.0% to $473.6 million in U.S. dollars. On a constant currency basis, average daily sales increased 3.8%.

•	Consolidated operating income grew 157.4% to $71.3 million.

•
Net income per diluted share from continuing operations grew to $2.02. The Company recorded tax benefits from continuing operations in the fourth quarter and full year of 2017 of $13.7 million and $5.3 million, respectively. The net tax benefit from continuing operations for the full year includes tax expense on pretax income of approximately $31.6 million, provisional repatriation tax under U.S. tax reform of $5.2 million and tax expense related to the remeasurement of U.S. deferred tax assets resulting from the rate change under U.S. tax reform of $10.3 million. These expenses were offset primarily by the utilization of net operating losses and the reversal in the U.S. of valuation allowances against the Company's federal and certain state deferred tax assets. These offsets totaled approximately $52.4 million.

Non-GAAP Full Year 2017 Continuing Operations Financial Summary:

•	Consolidated sales (comprising IPG and France) increased 11.7% to $1,265.4 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.4%.

•	IPG sales increased 10.6% to $791.8 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.0%.

•	France sales increased 13.5% to $473.6 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.2%.

•	Consolidated operating income grew 109.2% to $75.1 million.

•	Net income per diluted share from continuing operations grew to $1.30.

Larry Reinhold, Chief Executive Officer, said, “2017 was an exceptional year for Systemax as we streamlined our operations, executed on our growth and optimization initiatives, and delivered strong financial performance. Our continuing operations generated more than $1.2 billion in combined revenue, representing organic growth of 12%, and more than doubled operating income to $75 million, on a Non-GAAP basis. Industrial had a record year with almost $800 million in revenue, an increase of 11% on a constant currency average daily sales basis. Industrial also made significant margin improvement as we delivered operating leverage across the business, which resulted in a 101% increase in operating income for the full year. Within the quarter, IPG also grew its revenue nearly 11% while improving operating margin 200 basis points compared to last year's fourth quarter. In France, 2017 revenue increased 12% on a constant currency average daily sales basis, marking the fourth consecutive year of double digit organic top line improvement, and we continued to show strong profitability. In the fourth quarter, France grew its revenue 6% on a constant currency average daily sales basis, and delivered its highest gross and operating margin performance of the year at 17% and nearly 6% respectively.”

“As we enter the new year our Industrial and France businesses remain well positioned for top and bottom line growth. Our efforts to broaden customer relationships, enhance the value we provide, and improve productivity are ongoing. With a solid balance sheet and growing cash flow generation we continue to return capital to shareholders through dividend distributions, while maintaining a healthy cash position to explore strategic acquisitions that can enhance our organic growth.”

At December 31, 2017, the Company had total working capital of $178.3 million, cash and cash equivalents of $184.5 million and excess availability under its credit facility of approximately $70.0 million. The cash balance at year end does not reflect the payment of the $1.50 Special Dividend, declared in December 2017, but paid in January 2018.  The Company has significant flexibility to return capital to shareholders, execute on its business plans, invest in strategic M&A, and continue investing in growth opportunities. The Company recorded tax benefits from continuing operations in the fourth quarter and full year of 2017 of $13.7 million and $5.3 million, respectively. The net tax benefit from continuing operations for the full year includes tax expense on pretax income of approximately $31.6 million, provisional repatriation tax under U.S. tax reform of $5.2 million and tax expense related to the remeasurement of U.S. deferred tax assets resulting from the rate change under U.S. tax reform of $10.3 million. These expenses were offset primarily by the utilization of net operating losses and the reversal in the U.S. of valuation allowances against the Company's federal and certain state deferred tax assets. These offsets totaled approximately $52.4 million.

The Company’s board of directors has declared a cash dividend of $0.11 per share to common stock shareholders of record at the close of business on March 9, 2018, payable on March 16, 2018.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its fourth quarter 2017 results today, February 27, 2018 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com ), through its operating subsidiaries, is a provider of industrial products in North America and technology products in France, going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brands are Global Industrial and Inmac Wstore.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our NATG and European operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; we could suffer a data security breach due to our e-commerce and data storage systems being hacked by those seeking to steal Company information and customer personal information, or due to employee error, resulting in disruption to our operations, loss of information and privacy, legal claims and adverse material impact on our business; general economic conditions, will continue to impact our business; extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales; our international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6740
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on December 30, 2017 and December 31, 2016. The fourth quarters of 2017 and 2016 included 13 weeks and the twelve months of 2017 and 2016 included 52 weeks.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2017.   In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016, the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016, the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business have been eliminated in the non-GAAP presentation.  On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  The Company recorded tax benefits from continuing operations in the fourth quarter and full year of 2017 of $13.7 million and $5.3 million, respectively. The net tax benefit from continuing operations for the full year includes tax expense on pretax income of approximately $31.6 million, provisional repatriation tax under U.S. tax reform of $5.2 million and tax expense related to the remeasurement of U.S. deferred tax assets resulting from the rate change under U.S. tax reform of $10.3 million. These expenses were offset primarily by the utilization of net operating losses and the reversal in the U.S. of valuation allowances against the Company's federal and certain state deferred tax assets. These offsets totaled approximately $52.4 million. Prior and current year results of these divested businesses, along with the associated loss on the sale, have been classified as discontinued operations in both the GAAP and non-GAAP presentation. The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors. See accompanying GAAP reconciliation tables.

*** During Q2 2017, the Company decided to amend its presentation of certain costs associated with operating our Distribution Centers as well as costs associated with our Purchasing and Product Development Teams.  Historically these costs have been included as a component of costs of goods sold.   We are now including those costs as a component of Selling, Distribution, and Administrative Expenses.   This change is reflected in current and prior year periods and is not a restatement of any amounts, rather, an amendment to the presentation of these costs to better align with the Company’s MRO-oriented peer group in North America.

- ### -

Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$330.6	$295.6	$1,265.4	$1,170.3
Cost of sales	242.1	217.3	914.0	862.4
Gross profit	88.5	78.3	351.4	307.9
Gross margin	26.8%	26.5%	27.8%	26.3%
Selling, distribution and administrative expenses	69.3	61.9	279.8	276.3
Special charges	—	0.3	0.3	3.9
Operating income from continuing operations	19.2	16.1	71.3	27.7
Operating margin	5.8%	5.4%	5.6%	2.4%
Interest and other (income) expense, net	0.5	0.3	0.5	1.6
Income from continuing operations before income taxes	18.7	15.8	70.8	26.1
(Benefit) provision for income taxes	(13.7)	4.3	(5.3)	9.2
Net income from continuing operations	32.4	11.5	76.1	16.9
Net income (loss) from discontinued operations	1.4	(13.6)	(35.7)	(49.5)
Net income (loss)	$33.8	$(2.1)	$40.4	$(32.6)
Net income per common share from continuing operations:
Basic	$0.87	$0.31	$2.06	$0.45
Diluted	$0.85	$0.31	$2.02	$0.45

Net income (loss) per common share from discontinued operations:
Basic and diluted	$0.04	$(0.37)	$(0.96)	$(1.33)

Weighted average common and common equivalent shares:
Basic	37.1	37.2	37.0	37.2
Diluted	37.9	37.2	37.6	37.2

SYSTEMAX INC.
Condensed Consolidated Balance Sheets - Unaudited
(In millions)

	December 31,	December 31,
	2017*	2016*
Current assets:
Cash and cash equivalents	$184.5	$149.7
Accounts receivable, net	174.3	148.6
Inventories	131.5	116.7
Prepaid expenses and other current assets	3.8	3.9
Current assets of discontinued operations	—	92.3
Total current assets	494.1	511.2
Property, plant and equipment, net	15.1	16.4
Goodwill, intangibles and other assets	42.2	21.4
Long term assets of discontinued operations	—	17.1
Total assets	$551.4	$566.1

Current liabilities:
Accounts payable and accrued expenses	260.1	230.5
Dividend payable	55.7	—
Current liabilities of discontinued operations	—	94.5
Total current liabilities	315.8	325.0
Deferred tax liability	0.1	0.3
Other liabilities	23.7	24.3
Long term liabilities of discontinued operations	—	2.1
Shareholders’ equity	211.8	214.4
Total liabilities and shareholders’ equity	$551.4	$566.1

*
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 30, 2017 and December 31, 2016. The fourth quarters of 2017 and 2016 included 13 weeks and the twelve months of 2017 and 2016 included 52 weeks.

Supplemental Non-GAAP Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Industrial Products Group
	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Sales	$194.5	$175.8	10.6%	$791.8	$715.6	10.6%
Average daily sales*	$3.1	$2.8	10.6%	$3.1	$2.8	11.1%
Gross profit	$65.3	$57.6	13.4%	$273.2	$233.3	17.1%
Gross margin	33.6%	32.8%		34.5%	32.6%
Operating income	$14.7	$9.8	50.0%	$70.9	$35.2	101.4%
Operating margin	7.6%	5.6%		9.0%	4.9%
European Technology Products Group (France)
	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Sales	$136.1	$119.0	14.4%	$473.6	$417.2	13.5%
Average daily sales*	$2.2	$1.9	14.4%	$1.9	$1.6	14.4%
Gross profit	$23.2	$20.1	15.4%	$78.2	$69.7	12.2%
Gross margin	17.0%	16.9%		16.5%	16.7%
Operating income	$7.9	$7.8	1.3%	$25.1	$19.6	28.1%
Operating margin	5.8%	6.6%		5.3%	4.7%
Corporate & Other
	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Operating expenses	$(2.6)	$(3.9)	33.3%	$(20.9)	$(18.9)	(10.6)%
Consolidated (1,2)
	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Change	2017	2016	Change
Sales	$330.6	$294.8	12.1%	$1,265.4	$1,132.8	11.7%
Gross profit	$88.5	$77.7	13.9%	$351.4	$303.0	16.0%
Gross margin	26.8%	26.4%		27.8%	26.7%
Operating income	$20.0	$13.7	46.0%	$75.1	$35.9	109.2%
Operating margin	6.0%	4.6%		5.9%	3.2%

*
Percentages are calculated using sales data in hundreds of thousands.  In Q4 2017 IPG and France had 62 and 63 selling days respectively, and for the twelve months of 2017 IPG and France had 253 and 251 selling days, respectively.  In Q4 2016, IPG and France had 62 and 63 selling days respectively, and for the twelve months of 2016 IPG and France had 254 and 253 selling days, respectively.

1
On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company continues to wind down the remaining operations of NATG during 2017.  In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016, the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016, the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale, have been classified as discontinued operations in both the GAAP and non-GAAP presentation. See accompanying GAAP reconciliation tables. The Company recorded tax benefits from continuing operations in the fourth quarter and full year of 2017 of $13.7 million and $5.3 million, respectively. The net tax benefit from continuing operations for the full year includes tax expense on pretax income of approximately $31.6 million, provisional repatriation tax under U.S. tax reform of $5.2 million and tax expense related to the remeasurement of U.S. deferred tax assets resulting from the rate change under U.S. tax reform of $10.3 million. These expenses were offset primarily by the utilization of net operating losses and the reversal in the U.S. of valuation allowances against the Company's federal and certain state deferred tax assets. These offsets totaled approximately $52.4 million.

2
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on December 30, 2017 and December 31, 2016. The fourth quarters of 2017 and 2016 included 13 weeks and the twelve months of 2017 and 2016 included 52 weeks.

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Net Sales from Continuing Operations to Segment and Consolidated Non-GAAP Net Sales from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Industrial Products	$194.5	$175.8	$791.8	$715.6
Technology Products - Europe	136.1	119.0	473.6	451.1
Corporate and Other	—	0.8	—	3.6
GAAP Net Sales	330.6	295.6	1,265.4	1,170.3

Non-GAAP adjustments:
Technology Products - Europe:
Reverse results of Germany included in GAAP Net Sales	—	—	—	(33.9)
Total Non-GAAP Adjustments: Technology Products Europe	—	—	—	(33.9)

Corporate and Other:
Reverse results of Afligo included in GAAP Net Sales	—	(0.8)	—	(3.6)
Total Non-GAAP Adjustments: Corporate and Other	—	(0.8)	—	(3.6)

Industrial Products	194.5	175.8	791.8	715.6
Technology Products- France	136.1	119.0	473.6	417.2
Corporate and Other	—	—	—	—
Non-GAAP Net Sales	$330.6	$294.8	$1,265.4	$1,132.8

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Gross Profit from Continuing Operations to Segment and Consolidated Non-GAAP Gross Profit from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Industrial Products	$65.3	$57.6	$273.2	$233.3
Technology Products - Europe	23.2	20.5	78.2	73.0
Corporate and Other	—	0.2	—	1.6
GAAP Gross Profit	88.5	78.3	351.4	307.9

Non-GAAP adjustments:
Technology Products - Europe:
Reverse results of Germany included in GAAP Gross Profit	—	(0.4)	—	(3.3)
Total Non-GAAP Adjustments: Technology Products Europe	—	(0.4)	—	(3.3)

Corporate and Other:
Reverse results of Afligo included in GAAP Gross Profit	—	(0.2)	—	(1.6)
Total Non-GAAP Adjustments: Corporate and Other	—	(0.2)	—	(1.6)

Industrial Products	65.3	57.6	273.2	233.3
Technology Products- France	23.2	20.1	78.2	69.7
Corporate and Other	—	—	—	—
Non-GAAP Gross Profit	$88.5	$77.7	$351.4	$303.0

SYSTEMAX INC.
Reconciliation of Segment and Consolidated GAAP Operating Income (Loss) from Continuing Operations to Segment and Consolidated Non-GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Industrial Products	$14.4	$9.5	$69.6	$34.3
Technology Products - Europe	7.7	7.8	24.5	14.5
Technology Products - NA	0.1	(0.4)	(0.6)	(2.8)
Corporate and Other	(3.0)	(0.8)	(22.2)	(18.3)
GAAP operating income	19.2	16.1	71.3	27.7

Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.2	0.2	1.0	0.5
Stock based and other special compensation	0.1	0.1	0.3	0.4
Total Non-GAAP Adjustments – Industrial Products	0.3	0.3	1.3	0.9

Technology Products - Europe:
Reverse results of Germany included in GAAP continuing operations	0.2	(0.1)	0.5	4.7
Intangible asset amortization	—	0.1	0.1	0.4
Total Non-GAAP Adjustments: Technology Products Europe	0.2	—	0.6	5.1

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	(0.1)	0.4	0.6	2.8
Total Non-GAAP Adjustments: Technology Products NA	(0.1)	0.4	0.6	2.8

Corporate and Other:
Reverse results of Afligo included in GAAP continuing operations	—	0.5	—	2.2
Gain on sale of Afligo	—	(3.9)	—	(3.9)
Stock based compensation	0.4	0.3	1.3	1.1
Total Non-GAAP Adjustments: Corporate and Other	0.4	(3.1)	1.3	(0.6)

Industrial Products	14.7	9.8	70.9	35.2
Technology Products- France	7.9	7.8	25.1	19.6
Technology Products- NA	—	—	—	—
Corporate and Other	(2.6)	(3.9)	(20.9)	(18.9)
Non-GAAP operating income	$20.0	$13.7	$75.1	$35.9

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP
Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP
Net income from continuing operations	$32.4	$11.5	$76.1	$16.9
Provision for income taxes from continuing operations	(13.7)	4.3	(5.3)	9.2
Income from continuing operations before income taxes	18.7	15.8	70.8	26.1
Interest and other (income) expense from continuing operations, net	0.5	0.3	0.5	1.6
Operating income from continuing operations	19.2	16.1	71.3	27.7

Non-GAAP adjustments:
Reverse results of NATG, Germany and Afligo included in GAAP operating income from continuing operations	0.1	0.8	1.1	9.7
Gain on sale of Afligo	—	(3.9)	—	(3.9)
Recurring adjustments	0.7	0.7	2.7	2.4
Adjusted operating income	20.0	13.7	75.1	35.9
Interest and other expense (income), net	0.5	0.3	0.5	1.6
Reverse results of NATG, Germany and Afligo included in GAAP interest and other expenses (income), net	(0.3)	—	(0.3)	(0.1)
Income before income taxes	19.8	13.4	74.9	34.4
Normalized provision for income taxes	6.9	4.7	26.2	12.0
Normalized effective tax rate (1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income from continuing operations	$12.9	$8.7	$48.7	$22.4

GAAP net income per diluted share from continuing operations	$0.85	$0.31	$2.02	$0.45
Non-GAAP net income per diluted share from continuing operations	$0.34	$0.23	$1.30	$0.60

(1)	Effective tax rate of 35% used in all periods.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Discontinued Operations to Non-
GAAP Net Income (Loss) from Discontinued Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP
Net income (loss) from discontinued operations	$1.4	$(13.6)	$(35.7)	$(49.5)

Non-GAAP adjustments:
Results of NATG, Afligo and Germany included in GAAP operating income from continuing operations	(0.1)	(0.8)	(1.1)	(9.7)
Gain on sale of Afligo	—	3.9	—	3.9
Reverse results of NATG, Afligo and Germany included in GAAP interest and other expenses (income), net	(0.3)	—	(0.3)	(0.1)
NATG,Afligo and Germany net tax adjustments	1.2	(0.3)	1.2	(0.3)
Total Non-GAAP adjustments	0.8	2.8	(0.2)	(6.2)
Non-GAAP net income (loss) from discontinued operations	$2.2	$(10.8)	$(35.9)	$(55.7)

GAAP net income (loss) per diluted share from discontinued operations	$0.04	$(0.37)	$(0.96)	$(1.33)
Non-GAAP net income (loss) per diluted share from discontinued operations	$0.06	$(0.29)	$(0.95)	$(1.50)